Exhibit 99.1

DTS Reports Strong First Quarter Financial Results

Revenues Increase 33% and Net Income Increases 120%

Agoura Hills, Calif. — May 6, 2004 - Digital Theater Systems, Inc. (DTS) (Nasdaq: DTSI) today announced financial results for the first quarter ended March 31, 2004.

For the first quarter of 2004, DTS reported total revenues of $15.6 million, an increase of 33% over $11.8 million reported in the first quarter of 2003, and an increase of 5% over the fourth quarter of 2003.  Net income attributable to common stockholders was $3.4 million in the first quarter of 2004, an increase of 120% over $1.6 million in the first quarter of 2003, and 3% over the $3.3 million reported in the fourth quarter of 2003.  On a per share basis, net income attributable to common stockholders was $0.19 per diluted share for the first quarter of 2004, compared to $0.15 per diluted share in the first quarter of 2003, and $0.20 per diluted share in the fourth quarter of 2003.  Diluted weighted average shares outstanding were 18.2 million for the first quarter of 2004, 10.6 million for the first quarter of 2003, and 16.8 million for the fourth quarter of 2003.

Gross profit margins in the first quarter of 2004 improved to 81% from 79% in the first quarter of 2003 and 80% in the fourth quarter of 2003. Operating margins were 32% in the first quarter of 2004 compared to 27% in the first quarter of 2003, and 34% in the fourth quarter of 2003.  DTS generated $4.1 million in cash flow from operations and closed the quarter with $95.6 million in cash, cash equivalents and short-term investments.

“We are pleased with our overall performance in the quarter, and encouraged by the continued progress across our business,” commented Jon Kirchner, President and CEO of DTS.  “We executed well in our consumer business, posting growth as a result of good holiday season demand for home theater products and growing demand for DTS technologies in emerging applications such as car and PC.  Our theatrical business was also strong in the quarter, a function of global sales of our XD-10 Cinema Media player.  In addition, in March we introduced an extension to our Coherent Acoustics technology that enables lossless audio delivery.  This technology enables sound tracks to be reproduced in theaters and consumer applications that are bit-for-bit identical to the original master recordings.  This innovative technology implementation enables DTS to offer a single, complete and backward compatible solution for content delivery from lower bit rates all the way up through the most demanding professional applications.”

“The first quarter was an encouraging start to what we believe will be a strong year of growth for DTS, both in the consumer and theatrical markets.  We believe that we are well positioned to further penetrate our core markets, build brand awareness and continue to capitalize on the significant market growth expected for entertainment technologies in the years to come.” concluded Mr. Kirchner.

Conference Call Information

DTS will broadcast a conference call discussing the company’s first quarter results today, Thursday, May 6, 2004, starting at 5:00 p.m. Eastern Time.  A live Webcast of the call will be available from the Investor Relations section of the company’s corporate website at http://phx.corporate-ir.net/phoenix.zhtml?c=142468&p=irol-IRHome.  A replay of the Webcast will begin two hours after the completion of the call, and will be available through May 20, 2004.  An audio replay of the call will also be available to investors beginning at 7:00 p.m. ET on May 6, 2004, through May 9, 2004, by dialing 800-405-2236 and entering the passcode 576198.

About DTS

DTS is a digital technology company dedicated to delivering the ultimate entertainment experience.  DTS decoders are in virtually every major brand of 5.1-channel surround processors, and there are 280 million DTS-licensed consumer electronics products available worldwide.  A pioneer in multi-

channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as 5.1 Music Discs, DVD-Video, DVD-Audio and DVD-ROM software.  Additionally, DTS is featured on more than 22,000 motion picture screens worldwide.  Founded in 1993, DTS is headquartered in Agoura Hills, California and has offices in the United Kingdom, Japan and China.  For further information, please visit www.dtsonline.com.

DTS, DTS-ES, Neo:6, DTS Interactive and DTS Entertainment are trademarks of Digital Theater Systems, Inc.

Investor Relations Contacts:	Press Contact:
Erica Abrams or Annie Palmore	Kristin Thomson
The Blueshirt Group for DTS	Director of Public Relations
415-217-7722	DTS
erica@blueshirtgroup.com	818-706-3525
annie@blueshirtgroup.com	kthomson@dtsonline.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the company’s inclusion in or exclusion from governmental and industry standards, customer acceptance of the company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, changes in domestic and international market and political conditions, and other risks and uncertainties more fully described in the Company’s public filings with the Securities and Exchange Commission, available at www.sec.gov.  DTS assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

DIGITAL THEATER SYSTEMS, INC

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	As of December 31, 2003	As of March 31, 2004
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$89,341	$69,965
Short-term investments	10,048	25,587
Accounts receivable, net of allowance for doubtful accounts of $429 and $430 at December 31, 2003 and March 31, 2004, respectively	3,962	4,771
Inventories	7,552	9,119
Deferred tax assets, net	6,025	5,904
Prepaid expenses and other	1,846	1,779
Income tax receivable	660	—
Total current assets	119,434	117,125
Long-term investments	2,998	10,519
Property and equipment, net	3,092	3,353
Patents and trademarks	424	422
Deferred tax assets	1,527	2,778
Other assets	20	109
Total assets	$127,495	$134,306

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,829	$4,235
Accrued expenses	5,795	6,037
Income taxes payable	—	446
Total current liabilities	8,624	10,718
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized at December 31, 2003 and March 31, 2004; no shares issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000,000 shares authorized at December 31, 2003 and March 31, 2004; 16,512,885 and 16,681,393 issued and outstanding at December 31, 2003 and March 31 2004, respectively	2	2
Additional paid-in capital	115,512	116,789
Retained earnings	3,357	6,797
Total stockholders' equity	118,871	123,588

Total liabilities, preferred stock and stockholders' equity	$127,495	$134,306

DIGITAL THEATER SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2003	2004
	(Unaudited)
Revenues:
Technology and film licensing	$10,124	$12,497
Product sales and other revenues	1,632	3,100
Total revenues	11,756	15,597
Cost of goods sold:
Technology and film licensing	840	980
Product sales and other revenues	1,573	1,912
Total cost of goods sold	2,413	2,892
Gross profit	9,343	12,705
Operating expenses:
Selling, general and administrative	4,991	6,440
Research and development	1,170	1,332
Total operating expenses	6,161	7,772
Income from operations	3,182	4,933
Interest expense, net	(13)	(439)
Other expense, net	80	14
Income before provision for income taxes	3,115	5,358
Provision for income taxes	1,086	1,918
Net income	2,029	3,440
Accretion and accrued dividends on preferred stock	(468)	-
Net income attributable to common stockholders	$1,561	$3,440
Net income attributable to common stockholders per common share:
Basic	$0.35	$0.21
Diluted	$0.15	$0.19
Weighted average shares used to compute net income attributable to common stockholders per common share:
Basic	4,424,071	16,578,942
Diluted	10,633,577	18,219,289